Exhibit 3.1

PARKER DRILLING COMPANY
BY-LAWS
AS AMENDED MARCH 9, 2017

ARTICLE I
Offices

Section 1.1 Registered Office. The registered office of the Corporation shall be located in the City of Wilmington, New Castle County, Delaware.

Section 1.2 Other Offices. Other offices for the transaction of business shall be located at such places as the Board of Directors may from time to time determine.

ARTICLE II
Meetings of Stockholders

Section 2.1 Annual Meetings. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as properly may come before such meeting shall be held on such date, and at such time and place within or without the State of Delaware as may be designated by the Board of Directors.

Section 2.2 Special Meetings. Special meetings of the stockholders for any proper purpose or purposes may be called at any time by the Chairman, the President or the Board of Directors pursuant to a resolution approved by the affirmative vote of a majority of the entire Board of Directors, to be held on such date, and at such time and place within or without the State of Delaware as the Board of Directors, the Chairman or the President, whichever has called the meeting, shall direct. A special meeting of the stockholders shall be called by the Chairman or the President whenever stockholders owning 75% of the shares of the Corporation then issued and outstanding and entitled to vote on matters to be submitted to stockholders of the Corporation shall make application therefor in writing. Any such written request shall state a proper purpose or purposes of the meeting and shall be delivered to the Chairman or the President. The Board of Directors may, at its discretion, delay the date of any special meeting called pursuant to a request by stockholders for a period of up to ninety (90) days in order to adequately prepare for the meeting. The matters that may be addressed at the special meeting shall be limited to those matters that are contained in the notice of the meeting.

Section 2.3 Notice of Meeting. Written notice, signed by the Chairman, the President, any Vice President, the Secretary or an Assistant Secretary of every meeting of stockholders stating the purpose or purposes for which the meeting is called, and the date and time when, and the place where, it is to be held shall be delivered either personally, by mail or by any form of electronic transmission to which such stockholder has consented, to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the meeting, except as otherwise provided by statute. If mailed, such notice shall be directed to a stockholder at his address as it shall appear on the stock books of the Corporation, unless he shall have filed with the Secretary a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy and shall not, at the beginning of such meeting, object to the transaction of any business because the meeting is not lawfully called or convened, or who shall, either before or after the meeting, submit a signed waiver of notice, in person or by proxy. Unless the Board of Directors shall fix, after the adjournment, a new record date for an adjourned meeting, notice of such adjourned meeting need not be given if the time and place to which the meeting shall be adjourned were announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.4 Quorum. The presence at any meeting, in person or by proxy, of the holders of record of a majority of the shares then issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of business except where otherwise provided by statute.

Section 2.5 Adjournments. In the absence of a quorum, a majority in interest of the stockholders entitled to vote, present in person or by proxy, or, if no stockholder entitled to vote is present in person or by proxy, any officer entitled to preside at or act as secretary of such meeting, may adjourn the meeting from time to time until a quorum shall be present. In addition, whether or not a quorum is present, the chairman of any such meeting shall have the right, acting in his or her sole discretion, to adjourn the meeting any time and from time to time. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 2.6 Voting. Action on all matters other than the election of directors shall be approved if the votes cast in favor of the matter exceed the votes cast opposing the matter. Directors shall be elected by a majority of the votes cast by holders of shares represented in person or by proxy and entitled to vote on the election of directors; provided, that if the number of nominees exceeds the number of directors to be elected and all stockholder proposed nominees have not been withdrawn before the tenth (10th) day preceding the earlier to occur of (i) the day on which the Corporation mails proxy materials to stockholders for the meeting or (ii) the day on which the Corporation mails notice of internet availability of proxy materials to stockholders for the meeting, the directors shall be elected by a plurality of the votes cast by holders of shares represented in person or by proxy and entitled to vote on the election of directors. For purposes of this Section 2.6, a majority of votes cast shall mean that the number of shares voted “for” a director’s election exceeds the number of shares voted “against” such director’s election; abstentions shall be ignored. As a condition to being nominated for election or reelection, each incumbent director or nominee shall sign and deliver to the Board of Directors an irrevocable letter of resignation that is only deemed tendered as of the date of the certification of the election results for any Director who fails to achieve a majority of the votes cast at an election of Directors where Directors are elected by a majority of the votes cast. Such resignation shall only be effective upon acceptance by the Board of Directors. If an incumbent Director fails to achieve a majority of the votes cast at an election of Directors where Directors are elected by a majority of the votes cast, the Corporate Governance Committee will make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on the Corporate Governance Committee's recommendation, considering all factors that the Board of Directors believes to be relevant, and will publicly disclose its decision and the rationale behind it within ninety (90) days from the date of the certification of the election results. The resignation, if accepted by the Board of Directors, will be effective at the time of the Board of Directors' determination to accept the resignation. The provisions of this Section 2.6 shall govern with respect to all votes of stockholders except as otherwise provided by law, the Certificate of Incorporation or these By-laws.

Section 2.7 Proxies. Any stockholders entitled to vote may vote by proxy, provided that the instrument authorizing such proxy to act shall have been executed in writing by the stockholder himself or by his duly authorized attorney. A stockholder may also authorize another person or persons to act for him as proxy by transmitting or authorizing the transmission by facsimile, electronic mail or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such facsimile, electronic mail or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the facsimile, electronic mail or other electronic transmission was authorized by the stockholder. If it is determined that such facsimiles, electronic mails or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied. Any copy, facsimile telecommunication or other reliable reproduction of the writing or electronic transmission created pursuant to this section may be substituted or used in lieu of the original writing or electronic transmission for any and all purposes for which the writing or electronic transmission could be used, provided that such copy, facsimile telecommunication, electronic transmission or other reproduction shall be a complete reproduction of the entire original writing or electronic transmission.

Section 2.8 Inspectors. The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors shall not be so appointed or if any of them fail to appear or act, the chairman of the meeting may, and on the request of any stockholder entitled to vote thereat shall appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine, in number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting of any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as inspector of an election of directors. Inspectors need not be stockholders.

Section 2.9 Organization. At each meeting of the stockholders, the Chairman, or in his absence or inability to act, the President, or in his absence or inability to act, any person chosen by the Board of Directors, shall act as chairman of the meeting. The Secretary, or in his absence or inability to act, any person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes thereof. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

Section 2.10 List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 2.11 Action by Written Consent.

(a)Written Consent. Subject to the terms of this Section 2.11, any action which is required to be or may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice to stockholders and without a vote if consents in writing, setting forth the action so taken, shall have been signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or to take such action at a meeting at which all shares entitled to vote thereon were present and voted. The Corporation shall give prompt notice to the stockholders of the results of any consent solicitation or the taking of the corporate action without a meeting and by less than unanimous written consent.

(b)Duration and Revocation of Consents. In order that the Corporation’s stockholders shall have an opportunity to receive and consider the information germane to an informed judgment as to whether to give a written consent and in accordance with the procedures contained in the New York Stock Exchange policies and rules, any corporate action to be taken by written consent shall not be effective until, and the stockholders of the Corporation shall be able to give or revoke written consents for, at least twenty (20) days from the date of the commencement of a solicitation (as such term is defined in Rule 14a-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of consents, other than corporate action by written consent taken pursuant to solicitations of not more than ten (10) persons. For purposes of this Section, a consent solicitation shall be deemed to have commenced when a proxy statement or information statement containing the information required by law is first furnished to the Corporation’s stockholders.

Consents to corporate action shall be valid for a maximum of sixty (60) days after the date of the earliest dated consent delivered to the Corporation in the manner provided in Section 228(c) of the Delaware General Corporation Law. Consents may be revoked by written notice (i) to the Corporation, (ii) to the stockholder or stockholders soliciting consents or soliciting revocations in opposition to action by consent proposed by the Corporation (the “Soliciting Stockholders”), or (iii) to a proxy solicitor or other agent designated by the Corporation or the Soliciting Stockholders.

(c)Inspectors of Election; Procedures for Counting Consents. Within three (3) business days after receipt of the earliest dated consent delivered to the Corporation in the manner provided in Section 228(c) of the Delaware General Corporation Law or the determination by the Board of Directors of the Corporation that the Corporation should seek corporate action by written consent, as the case may be, the Secretary shall engage nationally recognized independent inspectors of elections for the purpose of performing a ministerial review of the validity of the consents and revocations. The cost of retaining inspectors of election shall be borne by the Corporation.

Consents and revocations shall be delivered to the inspectors upon receipt by the Corporation, the Soliciting Stockholders or their proxy solicitors or other designated agents. As soon as consents and revocations are received, the inspectors shall review the consents and revocations and shall maintain a count of the number of valid and unrevoked consents. The inspectors shall keep such count confidential and shall not reveal the count to the Corporation, the Soliciting Stockholders or their representatives or any other entity. As soon as practicable after the earlier of (i) sixty (60) days after the date of the earliest dated consent delivered to the Corporation in the manner provided in Section 228(c) of the Delaware General Corporation Law or (ii) a written request therefor by the Corporation or the Soliciting Stockholders (whichever is soliciting consents) (which request may be made no earlier than twenty (20) days after the commencement of the applicable solicitation of consents, except in the case of corporate action by written consent taken pursuant to solicitations of not more than ten (10) persons), notice of which request shall be given to the party opposing the solicitation of consents, if any, which request shall state that the Corporation or the Soliciting Stockholders, as the case may be, have a good faith belief that the requisite number of valid and unrevoked consents to authorize or take the action specified in the consents has been received in accordance with these By-laws, the inspectors shall issue a preliminary report to the Corporation and the Soliciting Stockholders stating: (i) the number of valid consents; (ii) the number of valid revocations; (iii) the number of valid and unrevoked consents; (iv) the number of invalid consents; (v) the number of invalid revocations; and (vi) whether, based on their preliminary count, the requisite number of valid and unrevoked consents has been obtained to authorize or take the action specified in the consents.

Unless the Corporation and the Soliciting Stockholders shall agree to a shorter or longer period, the Corporation and the Soliciting Stockholders shall have 48 hours to review the consents and revocations and to advise the inspectors and the opposing party in writing as to whether they intend to challenge the preliminary report of the inspectors. If no written notice of an intention to challenge the preliminary report is received within 48 hours after the inspectors’ issuance of the preliminary report, the inspectors shall issue to the Corporation and the Soliciting Stockholders their final report containing the information from the inspectors’ determination with respect to whether the requisite number of valid and unrevoked consents was obtained to authorize and take the action specified in the consents. If the Corporation or the Soliciting Stockholders issue written notice of an intention to challenge the inspectors’ preliminary report within 48 hours after the issuance of that report, a challenge session shall be scheduled by the inspectors as promptly as practicable. A transcript of the challenge session shall be recorded by a certified court reporter. Following completion of the challenge session, the inspectors shall as promptly as practicable issue their final report to the Soliciting Stockholders and the Corporation, which report shall contain the information included in the preliminary report, plus all changes in the vote totals as a result of the challenge and a certification of whether the requisite number of valid and unrevoked consents was obtained to authorize or take the action specified in the consents. A copy of the final report of the inspectors shall be included in the book in which the proceedings of meetings of stockholders are recorded.

Section 2.12 Advance Notice of Stockholder Proposals. This Clause 2.12 shall be the exclusive means for a stockholder to submit business or proposals (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the notice relating to the meeting (or any supplement thereto) given by or at the direction of the Board of Directors in accordance with Section 2.3 hereof). Nominations by stockholders of persons for election to the Board of Directors of the Corporation may be made at an annual meeting in compliance with Section 3.2 hereof.

(a)At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be:

(i)	specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors;

(ii)	otherwise properly brought before the meeting by or at the direction of the Board of Directors; or

(iii)	otherwise properly brought before the meeting by a stockholder who:

(A)	is a stockholder of record at the time of the giving of such stockholder’s notice provided for in this Section 2.12;

(B)	is a stockholder on the record date for the determination of stockholders entitled to vote at such annual meeting;

(C)	is a stockholder on the date of the annual meeting of the stockholders and otherwise entitled to vote at the annual meeting; and

(D)	complies with the requirements of this Section 2.12.

(b)For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

(i)
To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) nor more than one hundred twenty (120) days prior to the meeting; provided, however, that in the event that less than one hundred (100) days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.

(ii)	To be in proper written form, a stockholder’s notice to the Secretary shall set forth the following, in writing, as to each matter the stockholder proposes to bring before the annual meeting:

(A)
a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, together with the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-laws of the Corporation, the language of the proposed amendment);

(B)	as to the stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made:

(1)
the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, and the name and address of any other stockholders known by such stockholder to be supporting such business or proposal;

(2)	the class and number of shares of the Corporation which are, directly or indirectly beneficially owned by the stockholder and by such beneficial owner;

(3)
any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of capital stock of the Corporation or with a value derived in whole or in part from the price, value or volatility of any class or series of shares of capital stock or other securities of the Corporation or any derivative or synthetic arrangement having characteristics of a long position in any class or series of shares of capital stock or other securities of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and such beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of capital stock or other securities of the

Corporation to which such stockholder or beneficial owner is entitled to by contract or otherwise;

(4)
any proxy, contract, arrangement, understanding or relationship the effect or intent of which is to increase or decrease the voting power of such stockholder or beneficial owner with respect to any shares of any security of the Corporation;

(5)
any pledge by such stockholder or beneficial owner of any security of the Corporation or any short interest of such stockholder or beneficial owner in any security of the Corporation (for purposes of this Section 2.12 (and Section 3.2)), a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security);

(6)
any rights to dividends on the shares of capital stock of the Corporation owned beneficially by such stockholder or beneficial owner that are separated or separable from the underlying shares of capital stock of the Corporation;

(7)
any proportionate interest in shares of capital stock of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company in which such stockholder or beneficial owner is a general partner or manager or, directly or indirectly beneficially owns an interest in a general partner or manager;

(8)
any performance-related fees (other than an asset-based fee) that such stockholder or beneficial owner is entitled to based on any increase or decrease in the value of shares of capital stock or other securities of the Corporation or Derivative Instruments, if any, as of the date of such notice, including, without limitation, for purposes of clauses 2.12(b)(ii)(B)(2) through (9), inclusive of this clause (8), any of the foregoing held by members of such stockholder’s or beneficial owner’s immediate family sharing the same household; and

(9)
any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for the proposal, or would otherwise be required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(C)	any direct or indirect material interest of such stockholder and beneficial owner, if any, in such business or proposal;

(D)	a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting; and

(E)
a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with such business or proposal by such stockholder.

A stockholder providing notice of any business proposed to be conducted at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.12 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received at, the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and, if practicable, not later than eight (8) business days prior to (or, if not practicable, on the first practicable date prior to) the date for the meeting or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). In addition, a stockholder providing notice of any business proposed to be conducted at a meeting shall update and supplement such notice, and deliver such update and supplement to the principal executive offices of the Corporation, promptly following the occurrence of any event that materially changes the information provided in such notice pursuant to this Section 2.12.

Notwithstanding anything in the By-laws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 2.12. The chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 2.12, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

ARTICLE III
Board of Directors

Section 3.1 Number. Subject to the Company’s Certificate of Incorporation, the number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by resolution of the Board of Directors.

Section 3.2 Election and Term of Office.

(a)The Board of Directors shall be divided into three (3) classes and each class shall be elected at the annual meeting of the stockholders held at the expiration of their classified term. Each director (whether elected at an annual meeting or to fill a vacancy or otherwise) shall continue in office until his successor shall have been elected or until his earlier death, resignation or removal in the manner hereinafter provided.

(b)Notice of Stockholder Nominees. Only persons who are nominated in accordance with the procedures set forth in this Section 3.2(b) shall be eligible for election as Directors. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in proper written form to the Secretary of the Corporation.

(i)
Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the Corporation who:

(A)	is a stockholder of record at the time of the giving of such stockholder’s notice provided for in this Section 3.2(b);

(B)	is a stockholder on the record date for the determination of stockholders entitled to vote at such meeting;

(C)	is a stockholder on the date of the annual meeting of the stockholders and otherwise entitled to vote for the election of Directors at the meeting; and

(D)	complies with the notice procedures set forth in this Section 3.2(b).

(ii)
To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the meeting; provided, however, that in the event that less than one hundred (100) days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

(iii)	To be in proper written form, such stockholder’s notice shall set forth the following in writing:

(A)	as to each person whom the stockholder proposes to nominate for election or reelection as a Director;

(1)	the name, age, business address and residence address of such person;

(2)	the principal occupation or employment of such person;

(3)
any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including, without limitation, such persons’ written consent to being named in the proxy statement as a nominee and to serving as a Director if elected);

(4)	a statement confirming that the person intends to tender the advance resignations described in Section 2.6 of these By-laws; and

(5)
a description of all direct and indirect compensation and other material monetary agreements arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if such stockholder and such beneficial owner, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant;

(B)	as to the stockholder giving the notice, the beneficial owner, if any, on whose behalf the nomination is made and the proposed nominee:

(1)
the name and address, as they appear on the Corporation’s books, of such stockholder and of such beneficial owner, if any, and the name and address of any other stockholders known by such stockholder to be supporting such nomination;

(2)	the class and number of shares of the Corporation which are directly or indirectly beneficially owned by such stockholder, such beneficial owner and such nominee;

(3)
any Derivative Instrument directly or indirectly owned beneficially by such stockholder, such beneficial owner or such nominee and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of capital stock or other securities of the Corporation to which such stockholder, beneficial owner or nominee is entitled by contract or otherwise;

(4)
any proxy, contract, arrangement, understanding or relationship the effect or intent of which is to increase or decrease the voting power of such stockholder, beneficial owner or nominee with respect to any shares of any security of the Corporation;

(5)
any pledge by such stockholder, beneficial owner or nominee of any security of the Corporation or any short interest of such stockholder, beneficial owner or nominee in any security of the Corporation;

(6)
any rights to dividends on the shares of capital stock of the Corporation owned beneficially by such stockholder, beneficial owner and nominee that are separated or separable from the underlying shares of capital stock of the Corporation;

(7)
any proportionate interest in shares of capital stock of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company in which such stockholder, beneficial owner or nominee is a general partner or manager or, directly or indirectly beneficially owns an interest in a general partner or manager; and

(8)
any performance-related fees (other than an asset-based fee) that such stockholder, beneficial owner or nominee is entitled to base on any increase or decrease in the value of shares of capital stock or other securities of the Corporation or Derivative Instruments, if any, as of the date of such notice, including, without limitation, for purposes of clauses (B)(1) through this (B)(8), inclusive, any of the foregoing held by members of such stockholder’s, beneficial owner’s or nominee’s immediate family sharing the same household;

(C)	a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice;

(D)
a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such Stockholder; and

(E)
any other information relating to such stockholder, beneficial owner, if any, and nominee that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors of the Corporation in a contested election, or would otherwise be required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Any such stockholder’s notice to the Secretary of the Corporation shall also include or be accompanied by, with respect to each nominee for election or reelection to the Board of Directors, a completed and signed questionnaire, representation and agreement required by this Section 3.2(b). The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(iv)
A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 3.2 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received at, the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and, if practicable, not later than eight (8) business days prior to (or, if not practicable, on the first practicable date prior to) the date for the meeting or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). In addition, a stockholder providing notice of any nomination proposed to be made at a meeting shall update and supplement such notice, and deliver such update and supplement to the principal executive offices of the Corporation, promptly following the occurrence of any event that materially changes the information provided in such notice pursuant to this Section 3.2.

(v)
To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 3.2) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be in the form provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person

(A)	is not and will not become a party to:

(1)	any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation,

will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed in writing to the Corporation; or

(2)	any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law;

(B)
is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification, and has not received any such compensation or other payment from any person or entity other than the Corporation, in each case in connection with candidacy or service as a director of the Corporation that has not been disclosed in writing to the Corporation; and

(C)
in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

(c)No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3.2(b). The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the By-laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

Section 3.3 Vacancies and Additional Directorships. If any vacancy shall occur among the directors by reason of death, resignation, or removal, or as the result of an increase in the number of directorships, the directors then in office shall continue to act and shall have sole power to fill any such vacancy by a vote of the directors then in office, though less than a quorum.

Section 3.4 Meetings. The Board of Directors by resolution may provide for the holding of regular meetings and may fix the times and places at which such meetings shall be held. Notice of regular meetings shall not be required to be given, provided that whenever the time or place of regular meetings shall be fixed or changed, notice of such action shall be mailed (including e-mail) promptly to each director who shall not have been present at the meeting at which such action was taken, addressed to him at his residence or usual place of business.

Special meetings of the Board of Directors may be called by the Chairman, the President, an Executive Vice President, a Senior Vice President, or any three directors. Except as otherwise required by statute, notice of each special meeting shall be mailed (including e-mail) to each director, addressed to him at his residence or usual place of business, or shall be sent to him at such place by e-mail, fax, telegram, radio or cable, or telephoned or delivered to him personally not later than two (2) days before the day on which the meeting is to be held. Such notice shall state the time and place of such meeting, but need not state the purposes thereof, unless otherwise required by statute, the Certificate of Incorporation of the Corporation or these By-laws.

Notice of any meeting need not be given to any director who shall attend such meeting in person or who shall waive notice thereof before or after such meeting, in writing or by electronic transmission, e-mail, radio or cable.

Section 3.5 Quorum. A majority of the total number of members of the Board of Directors as constituted from time to time, but not less than two, shall be necessary and sufficient to constitute a quorum for the transaction of business, except that when the Board consists of one director pursuant to Section 3.1, then the one director shall constitute a quorum. In the absence of a quorum, a majority of those present at the time and place of any meeting may adjourn the meeting from time to time until a quorum shall be present and the meeting may be held as adjourned without further notice or waiver. A majority of those present at any meeting at which a quorum is present may decide any question brought before such meeting, except as otherwise provided by law, the Certificate of Incorporation or these By-laws. In the event a deadlock occurs in any vote being taken by the Board, the Chairman of the Board shall be empowered with a second vote to settle the deadlock.

Section 3.6 Resignation of Directors. Any director may resign at any time by giving notice in writing or by electronic transmission of such resignation to the Board of Directors, the Chairman, the President, any Vice President or the Secretary. Any such resignation shall take effect at the time specified therein or, if no time be specified, upon receipt thereof by the Board of Directors or one of the above named officers; and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.7 Compensation of Directors. Directors shall receive such reasonable compensation for their services as such, whether in the form of salary, a fixed fee, or both for attendance at meetings, with expenses, if any, as the Board of Directors may from time to time determine. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 3.8 Action without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission and the writings or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

ARTICLE IV
Committees of the Board

Section 4.1 Designation, Power, Alternate Members and Term of Office. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation; provided, however, that the designation of any committee consisting of a single director shall also be approved by the affirmative vote of a majority of all of the directors determined by the Board to be independent in accordance with applicable rules of the primary stock exchange on which the Corporation’s common stock is then listed. Any such committee, to the extent provided in such resolution, shall have and may exercise the power of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. The Board may designate one or more directors as alternate members of any committee who, in the order specified by the Board, may replace any absent or disqualified member at any meeting of the committee. If at a meeting of any committee one or more of the members thereof should be absent or disqualified, and if either the Board of Directors has not so designated any alternate member or members, or the number of absent or disqualified members exceeds the number of alternate members who are present at such meeting, then the member or members of such committee (including alternates) present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member. The term of office of the members of each committee shall be as fixed from time to time by the Board, subject to these By-laws; provided, however, that any committee member who ceases to be a member of the Board shall ipso facto cease to be a committee member. Each committee shall appoint a secretary, who may be the Secretary of the Corporation or an Assistant Secretary thereof.

Section 4.2 Meetings Notices and Records. Each committee may provide for the holding of regular meetings, with or without notice, and may fix the time and place at which such meetings shall be held. Special meetings of each committee shall be held upon call by or at the direction of its chairman, or, if there be no chairman, by or at the direction of any two of its members, at the time and place specified in the respective notices or waivers of notice thereof. Notice of each special meeting of a committee shall be mailed to each member of such committee, addressed to him at his residence or usual place of business, at least two (2) days before the day on which the meeting is to be held, or shall be sent by e-mail or other form of electronic transmission, telegram, radio or cable, addressed to him at such place, or telephoned or delivered to him personally, not later than the day before the day on which the meeting is to be held. Notice of any meeting of a committee need not be given to any member thereof, who shall attend the meeting in person or who shall waive notice thereof by writing or electronic transmission. Notice of any adjourned meeting need not be given. Each committee shall keep a record of its proceedings.

Section 4.3 Quorum and Manner of Acting. At each meeting of any committee the presence of a majority but not less than two of its members then in office shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of such committee; in the absence of a quorum a majority of the members present at the time and place of any meeting may adjourn the meeting from time to time until a quorum shall be present. Subject to the foregoing and other provisions of these By-laws and except as otherwise determined by the Board of Directors, each committee may make rules for the conduct of its business. Any determination made in writing and signed by all the members of such committee shall be as effective as if made by such committee at a meeting.

Section 4.4 Resignations. Any member of a committee may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman, the President or the Secretary of the Corporation. Unless otherwise specified in such notice, such resignation shall take effect upon receipt thereof by the Board or any such officer.

Section 4.5 Removal. Any member of any committee may be removed at any time by the Board of Directors with or without cause.

Section 4.6 Vacancies. If any vacancy shall occur in any committee by reason of death, resignation, disqualification, removal, or otherwise, the remaining members of such committee, though less than a quorum, shall continue to act until such vacancy is filled by the Board of Directors.

Section 4.7 Compensation. Committee members shall receive such reasonable compensation for their services as such, whether in the form of salary, a fixed fee, or both for attendance at meetings, with expenses, if any, as the Board of Directors may from time to time determine. Nothing herein contained shall be construed to preclude any committee member from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE V
Officers

Section 5.1 Officers. The officers of the Corporation shall be, a President, a Secretary, a Treasurer, and may include one or more Executive Vice Presidents and Senior Vice Presidents and such other officers as may be appointed in accordance with the provisions of Section 5.3.

Section 5.2 Election, Term of Office and Qualifications. Each officer (except such officers as may be appointed in accordance with the provisions of Section 5.3) shall be elected by the Board of Directors. Each such officer (whether elected at the first meeting of the Board of Directors after the annual meeting of stockholders or to fill a vacancy or otherwise) shall hold his office until the first meeting of the Board of Directors after the next annual meeting of stockholders and until his successor shall have been elected, or until his death, or until he shall have resigned in the manner provided in Section 5.4 or shall have been removed in the manner provided in Section 5.5.

Section 5.3 Subordinate Officers and Agents. The Board of Directors from time to time may appoint other officers or agents including one or more Vice Presidents, Assistant Vice Presidents, Assistant Secretaries, and Assistant Treasurers, to hold office for such period, have such authority and perform such duties as are provided in these By-laws or as may be provided in the resolutions appointing them. The Board of Directors may delegate to any officer or agent the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authorities and duties.

Section 5.4 Resignations. Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman, the President, a Vice President or the Secretary. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer.

Section 5.5 Removal. Any officer specifically designated in Section 5.1 may be removed at any time, either with or without cause, at any meeting of the Board of Directors by the vote of a majority of all the directors then in office. Any officer or agent appointed in accordance with the provisions of Section 5.3 may be removed, either with or without cause, by the Board of Directors at any meeting, by the vote of a majority of the directors present at such meeting, or by any superior officer or agent upon whom such power of removal shall have been conferred by the Board of Directors.

Section 5.6 Vacancies. A vacancy in any office by reason of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed by these By-laws for regular election or appointment to such office.

Section 5.8 The President.

(a)The President or an Executive Vice President or Senior Vice President shall be the principal operating officer of the Corporation, as designated by the Board of Directors. Subject to the direction of the Board of Directors, the principal operating officer shall have general charge of the business affairs of the Corporation.

(b)Subject to the direction of the Board of Directors, the President shall have general and active management of the Corporation and general supervision over the Corporation’s officers and agents. In the absence of the Chairman, if present, he shall preside at all meetings of stockholders and he shall see that all orders and resolutions of the Board of Directors are carried into effect. He may sign, with any other officer thereunto duly authorized, certificates of stock of the Corporation the issuance of which shall have been duly authorized (the signature to which may be an electronic or facsimile signature), and may sign and execute in the name of the Corporation, deeds, mortgages, bonds, contracts, agreements or other instruments duly authorized by the Board of Directors except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent. From time to time he shall report to the Board of Directors all matters within his knowledge which the interests of the Corporation may require to be brought to their attention. He shall also perform such other duties as are given to him by these By-laws or as from time to time may be assigned to him by the Board of Directors.

Section 5.9 The Vice Presidents. At the request of the President or in his absence or disability, an Executive Vice President designated by the President, or in his absence or disability a Senior Vice President designated by the President (or in the absence of such designation, the person designated by the Board of Directors) shall perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all restrictions upon the President. Any Vice President may sign, with any other officer thereunto duly authorized, certificates of stock of the Corporation the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature), and may sign and execute in the name of the Corporation deeds, mortgages, bonds and other instruments duly authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent. Each Vice President shall perform such other duties as are given to him by these By-laws or as from time to time may be assigned to him by the Board of Directors, the President, or an Executive President or Senior Vice President.

Section 5.10 The Secretary. The Secretary shall:

(a)record all the proceedings of the meetings of the stockholders, the Board of Directors, and any committees in a book or books to be kept for that purpose;

(b)cause all notices to be duly given in accordance with the provisions of these By-laws and as required by statute;

(c)whenever any committee shall be appointed in pursuance of a resolution of the Board of Directors, furnish the Chairman of such committee with a copy of such resolution;

(d)be custodian of the records and of the seal of the Corporation, and cause such seal to be affixed to all certificates representing stock of the Corporation prior to the issuance thereof and to all instruments the execution of which on behalf of the Corporation under its seal shall have been duly authorized;

(e)see that the lists, books, reports, statements, certificates and other documents and records required by statute are properly kept and filed;

(f)subject to the rights and duties of the duly appointed transfer agents and registrars for securities of the Corporation have charge of the stock and transfer books of the Corporation, and exhibit such stock book at all reasonable times to such persons as are entitled by statute to have access thereto;

(g)sign (unless the Treasurer or an Assistant Secretary or an Assistant Treasurer shall sign) certificates representing stock of the Corporation the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature); and

(h)in general, perform all duties incident to the office of Secretary and such other duties as are given to him by these By-laws or as from time to time may be assigned to him by the Board of Directors, the Chairman or the President.

Section 5.11 Assistant Secretaries. At the request of the Secretary or in his absence or disability, the Assistant Secretary designated by him (or in the absence of such designation, the Assistant Secretary designated by the Board of Directors, the Chairman or the President) shall perform all the duties of the Secretary, and, when so acting, shall have all the powers of and be subject to all restrictions upon the Secretary. The Assistant Secretaries shall perform such other duties as from time to time may be assigned to them by the Board of Directors, the Chairman, the President or the Secretary.

Section 5.12 The Treasurer. The Treasurer shall:

(a)have charge of and supervision over and be responsible for the funds, securities, receipts and disbursements of the Corporation;

(b)cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositaries as shall be selected in accordance with Section 6.3 of these By-laws or to be otherwise dealt with in such manner as the Board of Directors may direct;

(c)cause the funds of the Corporation to be disbursed by checks or drafts upon the authorized depositories of the Corporation, and cause to be taken and preserved proper vouchers for all moneys disbursed;

(d)render to the Board of Directors, the Chairman or the President, whenever requested, a statement of the financial condition of the Corporation and of all his transactions as Treasurer;

(e)cause to be kept at the Corporation’s principal office correct books of account of all its business and transactions and such duplicate books of account as he shall determine and upon application cause such books or duplicates thereof to be exhibited to any director;

(f)be empowered, from time to time, to require from the officers or agents of the Corporation reports or statements giving such information as he may desire with respect to any and all financial transactions of the Corporation;

(g)sign (unless the Secretary or an Assistant Secretary or an Assistant Treasurer shall sign) certificates representing stock of the Corporation the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature); and

(h)in general, perform all duties incident to the office of Treasurer and such other duties as are given to him by these By-laws or as from time to time may be assigned to him by the Board of Directors, the Chairman or the President.

Section 5.13 Assistant Treasurers. At the request of the Treasurer or in his absence or disability, the Assistant Treasurer designated by him (or in the absence of such designation, the Assistant Treasurer designated by the Board of Directors, the Chairman or the President) shall perform all the duties of the Treasurer, and, when so acting, shall have all the powers of and be subject to all restrictions upon the Treasurer. The Assistant Treasurers shall perform such other duties as from time to time may be assigned to them by the Board of Directors, the Chairman, the President or the Treasurer.

Section 5.14 Salaries. The salaries of the officers of the Corporation shall be fixed from time to time by the Board of Directors except that the Board of Directors may delegate to any person the power to fix the salaries or other compensation of any officers or agents appointed in accordance with the provisions of Section 5.3. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

ARTICLE VI
Execution of Instruments and Deposit of Corporate Funds

Section 6.1 Execution of Instruments Generally. The Chairman, President, any Vice President, the Secretary or the Treasurer, subject to the approval of the Board of Directors, may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. The Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and such authorization may be general or confined to specific instances.

Section 6.2 Borrowing. No loans or advances shall be obtained or contracted for, by or on behalf of the Corporation and no negotiable paper shall be issued in its name, unless and except as authorized or ratified and confirmed by the Board of Directors. Such authorization or ratification and confirmation may be general or confined to specific instances. Any officer or agent of the Corporation thereunto so authorized may obtain loans and advances for the Corporation, and for such loans and advances may make, execute and deliver promissory notes, bonds, or other evidences of indebtedness of the Corporation. Any officer or agent of the Corporation thereunto so authorized may pledge, hypothecate or transfer as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, any and all stocks, bonds, other securities and other personal property at any time held by the Corporation, and to that end may endorse, assign and deliver the same and do every act and thing necessary or proper in connection therewith.

Section 6.3 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to its credit in such banks or trust companies or with such bankers or other depositories as the Board of Directors may select, or as may be selected by any officer or officers or agent or agents authorized so to do by the Board of Directors. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositories shall be made in such manner as the Board of Directors from time to time may determine.

Section 6.4 Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, and all notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers or agent or agents of the Corporation, and in such manner, as from time to time shall be determined by the Board of Directors.

Section 6.5 Proxies. Proxies to vote with respect to shares of stock of other corporations owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by the Chairman, the President or a Vice President or by any other person or persons thereunto authorized by the Board of Directors.

ARTICLE VII
Stockholder Matters

Section 7.1 Stockholder Matters.

(a)Meetings of Stockholders. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting.

(b)Consent of Stockholders. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the Corporation having custody of the book in which proceedings of stockholders’ meetings are recorded, to the attention of the Secretary of the Corporation. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

(c)Dividends. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights of the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopted the resolution relating thereto.

ARTICLE VIII
Corporate Seal

Section 8.1 Corporate Seal. The corporate seal shall be circular in form and shall bear the name of the Corporation and words denoting its organization under the laws of the State of Delaware and otherwise shall be in such form as shall be approved from time to time by the Board of Directors.

ARTICLE IX
Fiscal Year

Section 9.1Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January in each year and end on the thirty-first day of December in each year.

ARTICLE X
Dividends and Finance

Section 10.1 Dividends. Dividends are to be paid in cash or in stock and are to be paid out of the surplus earnings of the Corporation, evidenced by cash or assets on hand, but no dividends shall be paid that will impair the capital of the Corporation.

Section 10.2 Funds. The funds of the Corporation shall be deposited in such bank or trust company as the directors shall designate, and shall be withdrawn only upon such authorization as is provided for by the Board of Directors.

ARTICLE XI
Indemnification

To the fullest extent permitted by law, the Corporation shall indemnify any director or officer of the Corporation (including former officers and directors) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, agent or employee of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), liability, loss, judgment, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, upon a plea of nolo contendere or equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Such indemnity shall inure to the benefit of the heirs, executors and administrators of any director or officer so indemnified pursuant to this Article. The right to indemnification under this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its disposition; provided, however, that if the Delaware General Corporation Law requires, the payment of such expenses incurred in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise. Such indemnification and advancement of expenses shall be in addition to any other rights to which those directors and officers seeking indemnification and advancement of expenses may be entitled under any law, agreement, vote of stockholders or otherwise.

Any repeal or amendment of this Article by the stockholders of the Corporation or by changes in applicable law shall, to the extent permitted by applicable law, be prospective only, and shall not adversely affect any right to indemnification or advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or amendment. In addition to the foregoing, the right to indemnification and advancement of expenses shall be to the fullest extent permitted by the General Corporation Law of the State of Delaware or any other applicable law and all amendments to such laws as hereafter enacted from time to time.
ARTICLE XII
Amendments; Enforceability

These By-laws may be amended or repealed, or new By-laws may be adopted, (1) by action of the Board of Directors; or (2) at any annual or special meeting of the stockholders, by the affirmative vote of holders of 80% of the outstanding stock entitled to vote on such action.

Notwithstanding any other provision contained in these By-laws, if independent counsel to the Corporation delivers to the Corporation a written opinion stating, or a court of competent jurisdiction determines, that any section of these By-laws, or any portion thereof, is invalid, enforceable or void with respect to any corporate action to be taken then such section, or such portion thereof, as the case may be, shall after the date of such delivery of such opinion or such determination shall be replaced and amended by the Board with provisions that are enforceable and achieve substantially the same intent, or come as nearly as permissible to the same intent, as the previous provisions. If such invalid, unenforceable or void provision cannot be replaced in accordance with this provision, such provision shall be null and void and of no effect, but the invalidity, unenforceability or voiding of such provision shall not in any way affect or impair the validity or enforceability of any other provision of these By-laws.